Exhibit 99.1

STAAR Surgical Reports Third Quarter 2017 Results

MONROVIA, CA, November 8, 2017---STAAR Surgical Company (NASDAQ: STAA), a leading developer, manufacturer and marketer of implantable lenses and companion delivery systems for the eye today reported financial results for the third quarter ended September 29, 2017.

Third Quarter 2017 Overview

•	Quarterly Net Sales of $23.5 Million Up 17% from the Prior Year Quarter
•	ICL Sales Up 22% and Units Up 18% from the Prior Year Quarter
•	IOL Sales Down 16% and Units Down 6% from the Prior Year Quarter
•	Gross Margin at 71.8% of Sales from 74.2% of Sales in the Prior Year Quarter due to Larger Volume of Lower Margin Injector Sales
•	Quarterly Net Earnings per Share of $0.03 vs. Prior Year Quarter Net Loss of ($0.04) per Share

•	Cash, Cash Equivalents and Restricted Cash Ended the Quarter at $16.3 Million

•	Signed New and Extended Existing Strategic Agreements with Providers in China, Korea, Europe

•	Continued First-in-Man Clinical Evaluation of EVO Visian ™ Implantable Collamer Lenses with EDOF for Presbyopia Correction – EU Clinical Study to Commence in Q1 2018

“During Q3, we achieved a number of milestones for the company. We were pleased to deliver a profitable quarter with $0.03 positive earnings per share and approximately $3.1 million in positive cash flow from operations. We achieved record revenue and gross profit for the quarter while benefiting from planned expense management and a shift in marketing expense for our Experts Meeting and ESCRS to the fourth quarter. Top line results include record ICL sales and record ICL units with Canada units up 200%, China units up 76%, Japan units up 48%, Germany units up 28% and Global Distributors units up 22% over the prior year quarter. China’s demand was especially strong as the third quarter encompasses the largest procedure volume of the year. As we have expanded our business substantially in China, the largest refractive surgery market globally, we now will be planning for greater revenue in Q3 in future years than in previous years.” said Caren Mason, President and CEO.

“Our first-in-man clinical trial for the next generation ICL with EDOF optic is nearly finished and the results continue to meet intended outcomes. We plan to begin our pivotal clinical trial during the first quarter of 2018 to evaluate the performance of an EDOF optic design to treat Presbyopia on the approved EVO Visian Implantable Collamer Lens platform. With regard to FDA remediation, we completed our internal work in the first quarter of 2017 and notified the FDA in March that we are ready for inspection,” added Ms. Mason.

Financial Overview

Net sales were $23.5 million for the third quarter of 2017, up 17% compared to $20.1 million reported in the prior year quarter. The sales increase was driven by ICL revenue and unit growth of 22% and 18%, respectively, and strong injector part sales.  Sales of IOLs decreased 16% compared to the prior year quarter.

Gross profit margin for the third quarter of 2017, was 71.8% compared to the prior year period of 74.2%.  The decrease in gross margin for the quarter is due to unfavorable product mix due to increased sales of low margin injector parts, increased inventory provisions due to timing, and an increase in ICL unit costs, partially offset by an increased sales mix of Toric ICLs.

Operating expenses for the quarter were $15.8 million compared to the prior year quarter of $16.6 million.  The decrease in operating expenses for the quarter was due to planned expense management and the timing of our Experts Meeting and the ESCRS, which were held and expensed in the third quarter of 2016 versus being held and expensed in the fourth quarter of 2017.

Net income for the third quarter of 2017 was $1.2 million or approximately $0.03 per diluted share compared with a net loss of $1.8 million or $0.04 per share for the prior year quarter.

Adjusted Net Income for the third quarter of 2017 was $1.5 million or $0.04 per diluted share, compared with an Adjusted Net Loss of $0.9 million or $0.02 per share for the prior year quarter.  The reconciliation between GAAP and non-GAAP financial information is provided in the financial tables included with this release.

Cash, cash equivalents and restricted cash at September 29, 2017 totaled $16.3 million, compared to $14.1 million at the end of the fourth quarter of 2016 and $14.4 million at the end of the third quarter of 2016.  Continued focus on optimizing the Company’s cash position through revenue growth, expense mitigation, and working capital management enabled the Company to effectively increase its cash balances.

Conference Call

The Company will host a conference call and webcast on Wednesday, November 8, 2017 at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss its financial results and operational progress. To access the conference call (Conference ID 6998378), please dial 855-765-5684 for domestic participants and 262-912-6252 for international participants. The live webcast can be accessed from the investor relations section of the STAAR website at www.staar.com.

A taped replay of the conference call (Conference ID 6998378) will be available beginning approximately one hour after the call’s conclusion for seven days. This replay can be accessed by dialing 855-859-2056 for domestic callers and 404-537-3406 for international callers. An archived webcast will also be available at www.staar.com.

Use of Non-GAAP Financial Measures

This press release includes supplemental non-GAAP financial information, which STAAR believes investors will find helpful in understanding its operating performance. “Adjusted Net Income (Loss)” and “Adjusted Net Income (Loss) Per Share” exclude the following items that are included in “Net Income (Loss)” as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): gain or loss on foreign currency transactions, stock-based compensation expenses, and quality remediation expenses. Management believes that “Adjusted Net Income (Loss)” and “Adjusted Net Income (Loss) Per Share” are useful to investors in gauging the outcome of the key drivers of the business performance: the ability to increase sales revenue and our ability to increase profit margin by improving the mix of high value products while reducing the costs over which management has control. Management has excluded quality remediation expenses because their inclusion may mask underlying trends in our business performance.

Management has also excluded gains and losses on foreign currency transactions because of the significant fluctuations that can result from period to period as a result of market driven factors. Stock-based compensation expenses consist of expenses for stock options and restricted stock under the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) 718. In calculating Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share, STAAR excludes these expenses because they are non-cash expenses and because of the complexity and considerable judgment involved in calculating their values. In addition, these expenses tend to be driven by fluctuations in the price of our stock and not by the same factors that generally affect our other business expenses.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 30 years, designs, develops, manufactures and markets implantable lenses for the eye with companion delivery systems. These lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL,” which includes the EVO Visian ICL™ product line. More than 700,000 Visian ICLs have been implanted to date. To learn more about the ICL go to: www.discovericl.com. STAAR has approximately 340 full-time equivalent employees and markets lenses in over 60 countries. Headquartered in Monrovia, CA, the company operates manufacturing facilities in Aliso Viejo, CA and Monrovia, CA. For more information, please visit the Company’s website at www.staar.com.

Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections, including those relating to the plans, strategies, and objectives of management for future operations or prospects for achieving such plans, expectations for sales, revenue, earnings, marketing and clinical initiatives, completion of remediation or other expense, or expense timing, success and timing of new or improved products, clinical trials, research and development activities, investment imperatives, and any statements of assumptions underlying any of the foregoing. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 30, 2016 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.” We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events.

These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: our limited capital resources and limited access to financing; global economic conditions; changes in currency exchange rates; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before approval (including but not limited to FDA requirements regarding the Visian Toric ICL and/or actions related to the FDA Warning Letter and Form FDA-483s), or to take enforcement action; research and development efforts; the purchasing patterns of our distributors carrying inventory in the market; and the willingness of surgeons and patients to adopt a new or improved product and procedure. The Visian Toric ICL and the Visian ICL with CentraFLOW, now known as EVO Visian ICL, are not yet approved for sale in the United States.

CONTACT:	Investors & Media

EVC Group

Brian Moore, 310-579-6199

Doug Sherk, 415-652-9100

STAAR Surgical Company

Consolidated Balance Sheets

(in 000’s)

Unaudited

	September 29,	December 30,
ASSETS	2017	2016
Current assets:
Cash and cash equivalents	$16,133	$13,999
Accounts receivable trade, net	16,237	16,344
Inventories, net	13,274	14,825
Insurance receivable	7,000	–
Prepayments, deposits, and other current assets	4,936	4,349
Total current assets	50,580	49,517
Property, plant, and equipment, net	10,999	11,790
Intangible assets, net	326	473
Goodwill	1,786	1,786
Deferred income taxes	1,043	1,105
Other assets	969	772
Total assets	$65,703	$65,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$4,442	$4,283
Accounts payable	5,734	8,311
Obligations under capital leases	1,269	1,198
Litigation settlement obligation	7,000	–
Other current liabilities	7,253	7,275
Total current liabilities	18,698	21,067
Obligations under capital leases	834	1,339
Deferred income taxes	984	881
Asset retirement obligations	203	195
Deferred rent	184	59
Pension liability	4,138	3,997
Total liabilities	25,041	27,538

Stockholders’ equity:
Common stock	412	407
Additional paid-in capital	202,148	197,657
Accumulated other comprehensive loss	(788)	(1,050)
Accumulated deficit	(161,110)	(159,109)
Total stockholders’ equity	40,662	37,905
Total liabilities and stockholders’ equity	$65,703	$65,443

STAAR Surgical Company

Consolidated Statements of Operations

(In 000’s except for per share data)

Unaudited

	Three Months Ended						Nine Months Ended
	% of	September 29,	% of	September 30,	Fav (Unfav)		% of	September 29,	% of	September 30,	Fav (Unfav)
	Sales	2017	Sales	2016	Amount	%	Sales	2017	Sales	2016	Amount	%
Net sales	100.0%	$23,473	100.0%	$20,052	$3,421	17.1%	100.0%	$65,759	100.0%	$60,295	$5,464	9.1%

Cost of sales	28.2%	6,624	25.8%	5,180	(1,444)	-27.9%	28.7%	18,859	29.5%	17,804	(1,055)	-5.9%

Gross profit	71.8%	16,849	74.2%	14,872	1,977	13.3%	71.3%	46,900	70.5%	42,491	4,409	10.4%

Selling, general and administrative expenses:
General and administrative	21.1%	4,946	24.9%	4,985	39	0.8%	22.9%	15,065	30.5%	18,378	3,313	18.0%
Marketing and selling	27.4%	6,431	35.7%	7,149	718	10.0%	30.8%	20,282	36.5%	22,006	1,724	7.8%
Research and development	18.9%	4,429	22.2%	4,453	24	0.5%	21.2%	13,924	26.6%	16,018	2,094	13.1%
Total selling, general, and administrative expenses	67.4%	15,806	82.8%	16,587	781	4.7%	74.9%	49,271	93.6%	56,402	7,131	12.6%

Operating income (loss)	4.4%	1,043	-8.6%	(1,715)	2,758	160.8%	-3.6%	(2,371)	-23.1%	(13,911)	11,540	83.0%

Other income (expense):
Interest expense, net	-0.1%	(27)	-0.1%	(29)	2	6.9%	-0.1%	(88)	-0.1%	(85)	(3)	-3.5%
Gain (loss) on foreign currency transactions	1.9%	444	-0.1%	(29)	473	—	1.1%	738	0.0%	13	725	—
Royalty income	0.6%	141	0.7%	134	7	5.2%	0.6%	400	0.8%	507	(107)	-21.1%
Other income (expense), net	-0.1%	(19)	-0.3%	(68)	49	—	0.0%	17	-0.2%	(150)	167	—
Total other income, net	2.3%	539	0.2%	8	531	—	1.6%	1,067	0.5%	285	782	274.4%

Income (loss) before provision (benefit) for income taxes	6.7%	1,582	-8.4%	(1,707)	3,289	192.7%	-2.0%	(1,304)	-22.6%	(13,626)	12,322	90.4%

Provision (benefit) for income taxes	1.7%	409	0.4%	71	(338)	—	1.1%	697	-2.8%	(1,664)	2,361	—

Net income (loss)	5.0%	$1,173	-8.8%	$(1,778)	$2,951	166.0%	-3.1%	$(2,001)	-19.8%	$(11,962)	$9,961	83.3%

Net income (loss) per share - basic		$0.03		$(0.04)				$(0.05)		$(0.30)
Net income (loss) per share - diluted		$0.03		$(0.04)				$(0.05)		$(0.30)

Weighted average shares outstanding - basic		41,110		40,486				40,939		40,227
Weighted average shares outstanding - diluted		42,104		40,486				40,939		40,227

STAAR Surgical Company

Consolidated Statements of Cash Flows

(in 000’s)

Unaudited

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss)	$1,173	$(1,778)	$(2,001)	$(11,962)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	796	696	2,344	1,933
Amortization of long-lived intangibles	56	60	166	171
Deferred income taxes	155	(4)	164	(1,806)
Change in net pension liability	65	170	95	390
Stock-based compensation expense	807	385	2,185	8,143
Loss on disposal of property and equipment	22	48	22	65
Provision for sales returns and bad debts	120	10	186	99
Inventory provision	478	197	1,267	1,379
Changes in working capital:
Accounts receivable	62	1,772	41	1,707
Inventories	(183)	(209)	725	222
Prepayments, deposits and other current assets	(486)	(700)	(764)	(1,118)
Accounts payable	(984)	(688)	(2,751)	594
Other current liabilities	1,023	1,428	62	1,104
Net cash provided by operating activities	3,104	1,387	1,741	921

Cash flows from investing activities:
Acquisition of property and equipment	(345)	(718)	(969)	(2,709)
Net cash used in investing activities	(345)	(718)	(969)	(2,709)

Cash flows from financing activities:
Repayment of capital lease obligations	(323)	(118)	(984)	(302)
Proceeds from sale-leaseback transactions	-	-	-	1,154
Repurchase of employee common stock for taxes withheld	-	-	(234)	(611)
Proceeds from vested resricted stock and exercise of stock options	313	915	2,276	1,652
Net cash provided by (used in) financing activities	(10)	797	1,058	1,893

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(54)	130	305	777

Increase in cash, cash equivalents and restricted cash	2,695	1,596	2,135	882
Cash, cash equivalents and restricted cash, at beginning of the period	13,558	12,807	14,118	13,521
Cash, cash equivalents and restricted cash, at end of the period	$16,253	$14,403	$16,253	$14,403

STAAR Surgical Company

Global Sales

(in 000’s)

Unaudited

	Three Months Ended					Nine Months Ended
		September 29,		September 30,	% Change		September 29,		September 30,	% Change
Sales by Region		2017		2016	Fav (Unfav)		2017		2016	Fav (Unfav)
North America	9.3%	$2,192	12.5%	$2,502	-12.4%	10.3%	$6,786	12.8%	$7,726	-12.2%
Europe, Middle East, Africa, Latin America	27.4%	6,441	29.8%	5,985	7.6%	30.5%	20,033	31.1%	18,764	6.8%
Asia Pacific	63.3%	14,840	57.7%	11,565	28.3%	59.2%	38,940	56.1%	33,805	15.2%
Total Sales	100.0%	$23,473	100.0%	$20,052	17.1%	100.0%	$65,759	100.0%	$60,295	9.1%

Product Sales
ICLs	77.2%	$18,110	73.8%	$14,801	22.4%	75.6%	$49,698	72.0%	$43,389	14.5%
IOLs	16.6%	3,892	23.2%	4,649	-16.3%	19.6%	12,875	24.5%	14,783	-12.9%
Other	6.2%	1,471	3.0%	602	144.4%	4.8%	3,186	3.5%	2,123	50.1%
Total Sales	100.0%	$23,473	100.0%	$20,052	17.1%	100.0%	$65,759	100.0%	$60,295	9.1%

STAAR Surgical Company

Reconciliation of Non-GAAP Financial Measure

(in 000’s)

Unaudited	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2017	2016	2017	2016
Net income (loss) - (as reported)	$1,173	$(1,778)	$(2,001)	$(11,962)
Less:
Foreign currency impact	(444)	29	(738)	(13)
Stock-based compensation expense	807	385	2,185	8,143
Quality remediation expense	-	485	210	1,484
Net income (loss) - (adjusted)	$1,536	$(879)	$(344)	$(2,348)

Net income (loss) per share, basic - (as reported)	$0.03	$(0.04)	$(0.05)	$(0.30)
Foreign currency impact	(0.01)	0.00	(0.02)	(0.00)
Stock-based compensation expense	$0.02	0.01	0.05	0.20
Quality remediation expense	-	0.01	0.01	0.04
Net income (loss) per share, basic - (adjusted)	$0.04	$(0.02)	$(0.01)	$(0.06)

Net income (loss) per share, diluted - (as reported)	$0.03	$(0.04)	$(0.05)	$(0.30)
Foreign currency impact	(0.01)	0.00	(0.02)	(0.00)
Stock-based compensation expense	0.02	0.01	0.05	0.20
Quality remediation expense	-	0.01	0.01	0.04
Net income (loss) per share, diluted - (adjusted)	$0.04	$(0.02)	$(0.01)	$(0.06)

Weighted average shares outstanding - Basic	41,110	40,486	40,939	40,227
Weighted average shares outstanding - Diluted	42,104	40,486	40,939	40,227

Note:  Net income (loss) per share (adjusted), basic and diluted, may not add due to rounding